UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

TRIPATH IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22885	56-1995728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Plantation Drive
Burlington, North Carolina 27215
(Address of Principal Executive Offices) (Zip Code)

(336) 222-9707
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Grant of Options to Executive Officers Under Amended and Restated 1996 Equity Incentive Plan

      On May 31, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee, the Board of Directors of the Company granted options to purchase an aggregate of 1,068,731 shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). These grants included the following grants to the Company’s executive officers: (i) options to purchase 96,392 shares to Paul R. Sohmer, M.D., President and Chief Executive Officer, (ii) options to purchase 42,933 shares to Stephen P. Hall, Senior Vice President, Chief Financial Officer, (iii) options to purchase 50,000 shares to Ray W. Swanson, Jr., Senior Vice President of Commercial Operations, and (iv) options to purchase 50,000 shares to Johnny D. Powers, Ph.D., Senior Vice President and General Manager of TriPath Oncology.

      The options granted to employees at or above the Vice President level, including the four executive officers, shall become exercisable in the following installments and at the following exercise prices:

• 50% shall become exercisable on December 31, 2005, at an exercise price equal to $8.64, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on the last trading date prior to the date of grant (the “First Tranche Price”)

• 12.5% shall become exercisable on the first anniversary of the date of grant, at an exercise price equal to the First Tranche Price;

• 12.5% shall become exercisable on the second anniversary of the date of grant, at an exercise price equal to $9.07, the First Tranche Price multiplied by 1.05 (the “Second Tranche Price”);

• 12.5% shall become exercisable on the third anniversary of the date of grant, at an exercise price equal to $9.53, the Second Tranche Price multiplied by 1.05 (the “Third Tranche Price”); and

• 12.5% shall become exercisable on the fourth anniversary of the date of grant, at an exercise price equal to $10.00, the Third Tranche Price multiplied by 1.05 (the “Fourth Tranche Price”).

      The options granted to employees below the level of Vice President shall have the same vesting schedule as options granted to Vice Presidents and above, but all options granted to employees below the level of Vice President shall have an exercise price equal to the First Tranche Price.

Amendment to and Grants Under Amended and Restated 1997 Director Stock Option Plan

      On May 24, 2005, the Board of Directors amended the Amended and Restated 1997 Director Stock Option Plan (the “1997 Plan”) to provide that the option grants for the directors re-elected at the May 24, 2005 Annual Meeting of Stockholders would be granted on May 31, 2005 along with the annual 2005 grants to employees. On May 31, 2005, the Board of Directors amended the 1997 Plan to provide that new options granted under the 1997 Plan, including the options granted to the directors re-elected at the May 24, 2005 Annual Meeting of Stockholders, shall become exercisable in the following installments and at the following exercise prices:

2

•	50% shall become exercisable on December 31 of the year in which the grant is made, at an exercise price equal to the closing price of the the Company’s Common Stock as reported on the Nasdaq National Market on the last trading date prior to the date of grant (the “First Price”);

•	16.67% shall become exercisable on the first anniversary of the date of grant, at an exercise price equal to the First Price;

•	16.67% shall become exercisable on the second anniversary of the date of grant, at an exercise price equal to the First Price multiplied by 1.05 (the “Second Price”); and

•	16.66% shall become exercisable on the third anniversary of the date of grant, at an exercise price equal to the Second Price multiplied by 1.05 (the “Third Price”);

in each case, if and only if the option holder is a member of the Board at the opening of business on that day.

      Accordingly, on May 31, 2005, Haywood D. Cochrane, Jr. and Robert L. Sullivan were each granted options to purchase 30,000 shares of the Company’s Common Stock, of which (i) 15,000 shall become exercisable on December 31, 2005 at an exercise price of $8.64 per share, (ii) 5,000 shall become exercisable on May 31, 2006 at an exercise price of $8.64 per share, (iii) 5,000 shall become exercisable on May 31, 2007 at an exercise price of $9.07 per share, and (iv) 5,000 shall become exercisable on May 31, 2008 at an exercise price of $9.53 per share.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.
Dated: June 1, 2005	By:	/s/ Stephen P. Hall
Stephen P. Hall
Chief Financial Officer Principal Accounting Officer